UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-0414846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	PFPT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2020, Proofpoint, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter and with respect to the election of a director were as indicated:

(1) Holders of the Company’s common stock voted to elect three Class II directors to each serve for a three-year term expiring at the 2023 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Against	Abstain
Jonathan Feiber	46,672,827	2,088,323	18,136
Kevin Harvey	44,148,562	4,611,764	18,960
Leyla Seka	48,301,874	461,739	15,673

(2) Holders of the Company’s common stock voted, on a non-binding advisory basis, to approve the compensation paid by us to our named executive officers as disclosed in the proxy statement (“say-on-pay”):

Shares voted in favor:	40,073,174
Shares voted against:	8,659,723
Shares abstaining:	46,389

(3) Holders of the Company’s common stock voted to ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accounting firm for the fiscal year ending December 31, 2020 as follows:

Shares voted in favor:	52,187,792
Shares voted against:	223,845
Shares abstaining:	18,391

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: June 15, 2020	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer